UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1940 E. Mariposa Avenue

El Segundo, California 90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement.

On October 24, 2017, PCM, Inc. (“PCM”), all of its wholly-owned domestic subsidiaries (collectively with PCM, the “US Borrowers”), all of its Canadian subsidiaries (collectively, the “Canadian Borrowers”) and its PCM Technology Solutions UK, Ltd subsidiary (the “UK Borrower, and together with the US Borrowers and the Canadian Borrowers, the “Borrowers”), entered into a Fifth Amended and Restated Loan and Security Agreement (the “Fifth Amended Loan Agreement”) with certain lenders named therein (the “Lenders”) and Wells Fargo Capital Finance, LLC as administrative and collateral agent for the Lenders (the “Agent”). The Fifth Amended Loan Agreement amends and restates the Fourth Amended and Restated Loan and Security Agreement, dated as of January 19, 2016 (the “Prior Loan Agreement”).

The Fifth Amended Loan Agreement provides for, among other things with no other material changes from the Prior Loan Agreement: (i) the addition of a sub-line of up to £25,000,000 available for our UK Borrower, (ii) interest on outstanding UK balances based on LIBOR plus a margin, depending on average excess availability under the Revolving Line, ranging from 1.50% to 1.75%; and (iii) an increase in the default threshold of any judgment for payment of money rendered against any Borrowers to $20,000,000 in any one case and $25,000,000 in the aggregate, as more fully described in the Fifth Amended Loan Agreement.

The Borrowers paid certain fees and costs, including but not limited to, a $69,000 closing fee distributed among the US lenders and a £50,000 closing fee distributed among the UK lenders.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	Chief Financial Officer

Dated: October 30, 2017

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